UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 9, 2014 (December 3, 2014)

TENNECO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS		60045
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 3, 2014, Tenneco Automotive Operating Company Inc., a wholly owned subsidiary of Tenneco Inc., entered into an Agreement and General Release with Neal Yanos (formerly the company’s executive vice president, Clean Air). Pursuant to the Agreement and General Release, (a) Mr. Yanos will receive $492,300 as severance pay, payable in semi-monthly installments, (b) Mr. Yanos will receive 90% of the 2014 bonus to which he would have been entitled under the company’s Executive Bonus Plan had he remained employed, (c) Mr. Yanos’ long-term performance units scheduled to vest in January 2015 became fully vested as of November 30, 2014 and the amount earned and awarded will be paid in early 2015 concurrently with the determinations and payments on these awards with respect to continuing employees (all other long-term performance units were forfeited), (d) Mr. Yanos’ restricted stock and options scheduled to vest in January 2015 became fully vested as of November 30, 2014 and the options will remain exercisable for 90 days (all other unvested restricted stock and options were forfeited) and (e) Mr. Yanos will receive miscellaneous benefits, including certain welfare benefits, outplacement services and a lump sum of $47,337 in lieu of vacation pay.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: December 9, 2014	By:	/s/ James D. Harrington
James D. Harrington
Senior Vice President, General Counsel and Corporate Secretary